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                                                                  Exhibit 23.3

                       [Letterhead of RP Financial, LC.]


                                                May 5, 2000

Board of Directors
First Federal Bank, F.S.B.
109 East Depot Street
Colchester, Illinois  62326

Gentlemen:

         We hereby consent to the use of our firm's name in the Application for Conversion of First Federal Bank, F.S.B., Colchester, Illinois, and any amendments thereto, and in the Form SB-2 Registration Statement and any amendments thereto for First Federal Bancshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of First Federal Bancshares, Inc.

                                                Sincerely,


                                                /s/ RP Financial, LC.
                                                ----------------------
                                                RP FINANCIAL, LC.